EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



     As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-4 (File No. 333-3585, No. 333-22575, No. 333-3123 and No. 333-35639), Form S-3 (File No. 33-73618 and No. 333-30559) and
Form S-8 (File No. 33-42354,  No.  33-63510,  No.  33-79654,  No. 33-79756,  No.
33-79664 and No. 333-48357).
                                                      /s/ ARTHUR ANDERSEN LLP



Phoenix, Arizona,
 March 30, 1998.